Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

In connection with the Annual Report on Form 10-K of Santander Drive Auto Receivables Trust 2022-2 for the period beginning January 1, 2025 and ending March 31, 2025, (the “Report”), the undersigned, a duly authorized officer of Santander Consumer USA Inc. (the “Servicer” or “Santander Consumer”), does hereby certify and represent that:

1.

A review of the activities and performance of the Servicer under the Sale and Servicing Agreement, dated as of March 30, 2022, among Santander Drive Auto Receivables LLC, Santander Bank, N.A. (as successor to Santander Consumer), Santander Drive Auto Receivables Trust 2022-2 and Citibank, N.A. (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.

To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

By:	/s/ Randy Bockenstedt
Name:	Randy Bockenstedt
Title:	Head of Customer Contact Operations
Date:	March 26, 2026

By:	/s/ Jonathan Watson
Name:	Jonathan Watson
Title:	Executive Vice President, Treasurer
Date:	March 26, 2026

By:	/s/ Corey Henry
Name:	Corey Henry
Title:	Senior Vice President, Capital Markets
Date:	March 26, 2026